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                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of ICF Kaiser International, Inc. (the Company) on Form S-8 [Registration Nos. 33-42677 (Non-employee Directors Stock Option Plan), 33-42678 (Stock Incentive
Plan), 33-51460 (Section 401(k) Plan), 33-60663 (Retirement Plan), 33-60661 and
33-65351 (Employee Stock Ownership Plan), 33-60665 (Consultants, Agents, and Part Time Employees Stock Plan) and 33-51812 (Employee Stock Purchase Plan)] and on Form S-3 [Registration No. 33-51677 (600,000 Warrants)] of our report dated March 8, 1996, on our audits of the consolidated financial statements and financial statement schedule of ICF Kaiser International, Inc. and Subsidiaries as of December 31, 1995 and February 28, 1995, and for the ten months ended December 31, 1995 and for the years ended February 28, 1994 and 1995, which report is included in the Company's Transition Report on Form 10-K.



                                                        Coopers & Lybrand L.L.P.



Washington, D.C.
March 29, 1996